UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

Noble Corporation plc
(Exact name of registrant as specified in its charter)

England and Wales	001-41520	98-1644664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 Dairy Ashford, Suite 800, Sugar Land, Texas	77478
(Address of Principal Executive Offices)	(Zip Code)

(281) 276-6100
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange
Tranche 1 Warrants of Noble Corporation plc	NE WS	New York Stock Exchange
Tranche 2 Warrants of Noble Corporation plc	NE WSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion by Noble Corporation plc, a public limited company organized under the laws of England and Wales (“Noble” or the “Company”), of the previously announced acquisition of Diamond Offshore Drilling, Inc., a Delaware corporation (“Diamond”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 9, 2024 (the “Merger Agreement”), by and among the Company, Dolphin Merger Sub 1, Inc., a Delaware corporation and indirect wholly owned subsidiary of Noble (“Merger Sub 1”), Dolphin Merger Sub 2, Inc., a Delaware corporation and indirect wholly owned subsidiary of Noble (“Merger Sub 2”) and Diamond, on September 4, 2024 (the “Closing Date”), Merger Sub 1 merged with and into Diamond, with Diamond surviving as a wholly owned indirect subsidiary of Noble (the “First Merger”) and Diamond, as the surviving entity in the First Merger, subsequently merged with and into Merger Sub 2, with Merger Sub 2 surviving as an indirect wholly owned Subsidiary of Noble (the “Second Merger” and, together with the First Merger, the “Mergers”).

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date, Merger Sub 2, Diamond Foreign Asset Company, an exempted company incorporated under the laws of the Cayman Islands and indirect wholly owned subsidiary of Diamond (“Cayman Issuer”), Diamond Finance, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Diamond (together with Cayman Issuer, the “Issuers”), and HSBC Bank USA, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), entered into a supplemental indenture (the “Supplemental Indenture”), which supplements the Indenture, dated as of September 21, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, Diamond, the other guarantors party thereto from time to time, the Trustee and the Collateral Agent relating to the Issuers’ 8.500% Senior Secured Second Lien Notes due 2030 (the “Diamond Notes”). Pursuant to the Supplemental Indenture, Merger Sub 2 agreed, effective upon the consummation of the Second Merger, to (x) assume all of the obligations of Diamond under the Diamond Notes, the Indenture, the applicable Security Documents (as defined in the Indenture) to which Diamond was a party immediately prior to the Second Merger, and the Collateral Agency Agreement (as defined in the Indenture), including the guarantee of the Diamond Notes by Diamond, (y) be bound by the terms of each such document and (z) become a party to each such document in the same capacity in which Diamond was party thereto immediately prior to the Second Merger. As of September 4, 2024, there was $500 million aggregate principal amount of the Diamond Notes outstanding.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the Mergers. Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the First Merger (the “First Merger Effective Time”), each share of common stock, par value $0.0001 per share, of Diamond (“Diamond Share”), issued and outstanding immediately prior to the First Merger Effective Time (other than Diamond Shares (x) owned by Diamond, Merger Sub 1, Merger Sub 2 or Noble (“Cancelled Shares”) or (y) for which holders have demanded their rights to be paid the fair value of such Diamond Shares in accordance with Section 262 of the Delaware General Corporation Law) was converted automatically into the right to receive the following consideration (collectively, the “Merger Consideration”): (i) $5.65 in cash, without interest (the “Per Share Cash Consideration”), (ii) 0.2316 (the “Exchange Ratio”) of validly issued, fully paid and non-assessable A ordinary shares, $0.00001 nominal value per share, of Noble (“Noble Shares”) and (iii) any cash in lieu of any fractional Noble Shares to be paid pursuant to the Merger Agreement.

Pursuant to the Merger Agreement, at the First Merger Effective Time, each Cancelled Share outstanding as of immediately prior to the First Effective Time was cancelled without any conversion thereof.

Pursuant to the Merger Agreement, at the First Merger Effective Time, each share of common stock of Merger Sub 1 issued and outstanding immediately prior to the First Merger Effective Time was converted into one validly issued, fully paid and non-assessable share of common stock of Diamond, as the surviving entity in the First Merger.

Pursuant to the Merger Agreement, at the effective time of the Second Merger (the “Effective Time”), by virtue of the Second Merger and without any action on the part of Noble, Merger Sub 2, Diamond, as the surviving entity in the First Merger, or the holders of any of the securities in Diamond issued or outstanding either prior to or after the First Merger Effective Time, each share of common stock of Diamond, as the surviving entity in the First Merger, issued and outstanding immediately prior to the Effective Time and each share of common stock of Merger Sub 2 issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of common stock of Merger Sub 2, as the surviving entity in the Second Merger. Immediately after the Effective Time, Merger Sub 2 was renamed “Noble Offshore Drilling, Inc.”, pursuant to a certificate of amendment to the amended and restated certificate of incorporation of Merger Sub 2 filed with the Secretary of State of the State of Delaware.

Pursuant to the Merger Agreement and the Warrant Agreement, dated as of April 23, 2021, between Diamond, Computershare, Inc. and Computershare Trust Company, N.A. (the “Diamond Warrant Agreement”), at the First Merger Effective Time, each outstanding and unexercised warrant of Diamond Offshore (“Diamond Warrants”) was assumed by Noble and for 90 days after the First Merger Effective Time will remain outstanding and during such 90-day period will, in lieu of the number of Diamond Shares then exercisable under the Diamond Warrants, be exercisable for the Merger Consideration to which the holders would have been entitled upon consummation of the First Merger, if the holders of the Diamond Warrants had exercised the Diamond Warrants in full immediately prior to the First Merger Effective Time and acquired the applicable number of Diamond Shares then issuable upon exercise of the Diamond Warrants as a result of such exercise, without taking into account any limitations or restrictions on the exercisability of the Diamond Warrants but taking into account the payment of the exercise price for the Diamond Warrants (or exercise on a “cashless basis”). In accordance with the Diamond Warrant Agreement, after the 90-day period, the Diamond Warrants will not be exercisable and will not be outstanding. Following such 90-day exercise period, the Diamond Warrant Agreement will be terminated in accordance with its terms.

Pursuant to the Merger Agreement, at the First Merger Effective Time, each then outstanding performance-vesting restricted stock unit (a “PSU”) or time-vesting restricted stock unit (an “RSU”) covering Diamond Shares (each, a “Diamond PSU” and a “Diamond RSU”, respectively) ceased to represent a right to receive Diamond Shares (or value equivalent to Diamond Shares) and was converted into the right to acquire a number of Noble Shares equal to the product of (i) the number of Diamond Shares subject to such Diamond PSU or Diamond RSU, as applicable, immediately prior to the First Merger Effective Time and (ii) the sum of (a) the Exchange Ratio plus (b) the quotient of (1) the Per Share Cash Consideration, divided by (2) the closing price on the New York Stock Exchange for a Noble Share on the last trading day immediately preceding the Effective Time. Under this formula, Diamond PSUs were converted into RSUs covering Noble Shares (“Noble RSUs”) based on the greater of (x) actual Diamond performance level achieved and (y) target Diamond performance level, in each case, as determined under the performance criteria applicable to such Diamond PSUs, which Noble RSUs will otherwise vest on the same terms and conditions as were applicable under the Diamond PSUs. Notwithstanding the foregoing, to the extent that a Diamond PSU or a Diamond RSU vested as of the First Merger Effective Time (including any awards that vested as a result of a termination of employment at or immediately after the Effective Time), such awards were instead settled in cash or Diamond Shares, as applicable, immediately prior to the First Merger Effective Time and any such Diamond Shares were treated the same as other Diamond Shares, as explained above.

In connection with the Mergers, the Company paid approximately $591 million in cash and issued approximately 24.2 million Noble Shares in the aggregate as the Merger Consideration.

As previously announced, on August 22, 2024, Noble Finance II LLC, a wholly owned subsidiary of the Company (the “Issuer”) issued an additional $800 million in aggregate principal amount of the Issuer’s 8.000% Senior Notes due 2030 (the “Noble Notes”) in a private offering to eligible purchasers that was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company used a portion of the net proceeds from Noble Notes offering to fund the cash portion of the Merger Consideration. The terms of the Noble Notes offering are more fully described on Item 2.03 of Noble’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 22, 2024, which is incorporated herein by reference, and in the indenture governing the Noble Notes and the forms of Noble Notes, filed as Exhibits 4.1, 4.2 and 4.3 to such Noble Current Report, each of which is incorporated herein by reference.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Noble’s Current Report on Form 8-K filed with the SEC on June 10, 2024, and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning Merger Sub 2’s direct financial obligations under the guaranty of the Diamond Notes is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, Noble increased the size of its board of directors (the “Noble Board”) to nine directors, effective as of the Effective Time, and appointed Ms. Patrice Douglas as a director of Noble, effective as of immediately following the Effective Time.

Ms. Douglas is an attorney representing energy companies, financial institutions, municipalities and utilities on legal, regulatory and compliance matters. From 2011 to 2015, Ms. Douglas served on the Oklahoma Corporation Commission (the “OCC”), including as Chairman of the OCC beginning in 2012. She served as Executive Vice-President of First Fidelity Bank from 2008 to 2011, and as Senior Vice-President and then President of Spirit Bank from 2004 to 2008. Ms. Douglas also served as Mayor of Edmond, Oklahoma from 2009 through 2011. Ms. Douglas has served as a member of the board of directors of Diamond from 2023 until Diamond’s acquisition by the Company, as a member of the board of directors of Amplify Energy Corp. since 2021, as a member of the board of directors of Midstates Petroleum Company, Inc. from 2016 through 2019, as a member of the board of directors of Bank SNB and Southwest BankCorp from 2016 to 2018.

The appointment of Ms. Douglas was made pursuant to the requirements of the Merger Agreement but was not otherwise made pursuant to any arrangement or understanding between Ms. Douglas and any other person, and Ms. Douglas has not entered into (or proposed to enter into) any transactions required to be reported under Item 404(a) of Regulation S-K. Ms. Douglas will receive the same annual compensation as other non-employee directors for 2024 (pro-rated based on the effective date of Ms. Douglas’s appointment). Annual Noble Board compensation for 2024 is described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2024.

Ms. Douglas does not have any family relationship with the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Douglas has not entered into any other material plan, contract, arrangement or amendment in connection with Ms. Douglas’s appointment to the Noble Board.

Item 7.01	Regulation FD Disclosure.

On September 4, 2024, the Company made available its updated Fleet Status Report on the “Investors” section of the Company’s website at https://noblecorp.com/investors/events-and-presentations/default.aspx.

Pursuant to the rules and regulations of the SEC, the slide presentation is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01	Other Events.

On September 4, 2024, Noble issued a press release announcing the completion of the Mergers, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

To the extent required by this item, the financial information will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b)    Pro Forma Financial Information.

To the extent required by this item, pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)    Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 9, 2024, by and among Noble Corporation plc, Dolphin Merger Sub 1, Inc., Dolphin Merger Sub 2, Inc. and Diamond Offshore Drilling, Inc. (incorporated by reference to Exhibit 2.1 to Noble Corporation plc’s Current Report on Form 8-K, filed June 10, 2024).

4.1	Supplemental Indenture, dated as of September 4, 2024, by and among Diamond Foreign Asset Company and Diamond Finance, LLC, as issuers, Diamond Offshore Drilling, Inc., as existing company, Dolphin Merger Sub 2, Inc., as new company, and HSBC Bank USA, National Association, as trustee and collateral agent.

99.1	Press Release issued by Noble Corporation plc, dated as of September 4, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of U.S. federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these statements and other forward-looking statements in this document by words such as “expects,” “continue,” “focus,” “intends,” “anticipates,” “plans,” “targets,” “poised,” “advances,” “drives,” “aims,” “forecasts,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “possible,” “outlook,” “trends,” “guidance,” “commits,” “on track,” “objectives,” “goals,” “projects,” “strategies,” “opportunities,” “potential,” “ambitions,” “aspires” and similar expressions, and variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the anticipated benefits (including synergies and free cash flow accretion) of the Mergers, and planned dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Noble, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to uncertainties as to whether the Mergers will achieve their anticipated economic benefits; Noble’s ability to integrate Diamond’s operations in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the Mergers will not be realized or will not be realized within the expected time period; risks that the anticipated tax treatment of the Mergers is not obtained; unforeseen or unknown liabilities; customer and other stakeholder approvals and support; unexpected future capital expenditures; the effect of the completion of Mergers on the parties’ business relationships and business generally; the risk of business disruption following the completion of the Mergers; changes in commodity prices; negative effects of the completion of the Mergers on the market price of Noble Shares and/or operating results; rating agency actions and Noble’s ability to access debt markets on a timely and affordable basis; decline in the price of oil or gas, reduced demand for oil and gas products and increased regulation of drilling and production, price competition and cyclicality in the offshore drilling industry, offshore rig supply, dayrates and demand for rigs, contract duration, renewal, terminations and repricing, national oil companies and governmental clients, contract backlog, customer and geographic concentration, operational hazards and risks, labor force unionization, labor interruptions and labor regulations, major natural disasters, catastrophic event, acts of war, terrorism or social unrest, pandemic, or other similar event, joint ventures as well as investments in associates, international operations and related mobilization and demobilization of rigs, operational interruptions, delays, upgrades, refurbishment and repair of rigs and any related delays and cost overruns or reduced payment of dayrates, impacts of inflation, renewal of insurance, protection of sensitive information, operational technology systems and critical data, the ability to attract and retain skilled personnel or the increased cost in doing so, supplier capacity constraints or shortages in parts or equipment, supplier production disruptions, supplier quality and sourcing issues or price increases, future mergers, acquisitions or dispositions of businesses or assets or other strategic transactions, hurricanes and windstorm damage, responding to energy rebalancing, non-performance of suppliers or third-party subcontractors, increasing attention to environmental, social and governance matters, including climate change; the effects of industry, market, economic, political or regulatory conditions outside of Noble’s control; and the risks described in Part I, Item 1A “Risk Factors” of (i) Noble’s Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) Diamond’s Annual Report on Form 10-K for the year ended December 31, 2023, and, in each case, in subsequent filings with the SEC. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. Noble does not assume an obligation to update any forward-looking statements, except as required by law. You are cautioned not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes. These forward-looking statements speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2024	NOBLE CORPORATION PLC

	By:	/s/ Jennie Howard
	Name:	Jennie Howard
	Title:	Senior Vice President, General Counsel and Corporate Secretary